Exhibit 21

BRE PROPERTIES, INC.

SUBSIDIARIES OF THE REGISTRANT

Name	State of Jurisdiction
Corporate Subsidiaries of the Company:
BRE/Alliance Services, Inc.	Maryland
BRE Builders, Inc.	Delaware
BRE Investments Inc.	Maryland
Home Plan Inc.	Delaware

Limited Liability Company Subsidiaries of the Company:

BRE Property Investors LLC	Delaware
Cambridge Park LLC	California
Home Plan LLC	Delaware
Emerald Pointe Apartments, LLC	Delaware
Meridian Apartments, LLC	Delaware
SMV / BRE Partners LLC	Delaware
BRE – FMCF LLC	Delaware
Walnut Creek Transit Lifestyle Associates, LLC	Delaware
BRE Villa Azure LLC	Delaware
Pinnacle at Mountain Gate Management LLC	Delaware
Landing at Bear Creek Management LLC	Delaware
Pinnacle DTC Management LLC	Delaware
Pinnacle at the Creek Management LLC	Delaware
Pinnacle at Hunter’s Glen Management LLC	Delaware
Pinnacle at Union Hills Management LLC	Delaware
Pinnacle Terrace Management LLC	Delaware
9100 Vance Management LLC	Delaware
2352 North 44th Street Management LLC	Delaware
Bluffs at Highland Ranch Management LLC	Delaware
Fairways at Racoon Creek Management LLC	Delaware

Non-Subsidiary Entities in which the Company owns an interest

ITCR Villa Verde Limited Partnership	Texas
Palm Shadows LLC	California
Pinnacle at Queen Creek LLC	Delaware
Pinnacle Galleria LLC	Delaware
Riverview LLC	California
Pinnacle at Mountain Gate LLC	Delaware
Landing at Bear Creek LLC	Delaware
Pinnacle DTC LLC	Delaware
Pinnacle at the Creek LLC	Delaware
Pinnacle at Hunter’s Glen LLC	Delaware
Pinnacle at Union Hills LLC	Delaware
Pinnacle Terrace LLC	Delaware
9100 Vance LLC	Delaware
2352 North 44th Street LLC	Delaware
Bluffs at Highland Ranch LLC	Delaware
Fairways at Racoon Creek LLC	Delaware